UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2008

Power3Medical Products, Inc.
(Exact name of registrant as specified in its charter)

New York	000-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381
(Address of principal executive offices and zip code)

(281) 466-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On December 12, 2008, Marion McCormick, Chief Accounting Officer of Power3 Medical Products, Inc. (the “Company”), resigned from her position and thereby terminated her employment at the Company, effective as of December 12, 2008.  Ms. McCormick resigned to pursue other interests.  Ms. McCormick will continue to be available, as a consultant, from time to time, to assist the Company on accounting matters ..

On December 12, 2008, the Board of Directors of the Company appointed Helen Park, the Company’s interim Chief Executive Officer, as interim Chief Financial Officer, to serve in such capacity until her successor is named.  Ms. Park will assume the duties of the position vacated by the resignation of Ms. McCormick, in addition to her other duties.  There are no understandings or arrangements between Ms. Park and any other person pursuant to which Ms. Park was selected as interim Chief Financial Officer.

Ms. Park has served as the Company’s interim Chief Executive Officer since September 7, 2008.  Ms. Park has an M.S. in Biochemistry at Baylor College of Medicine with 40 plus years in Science and Bio Technology business management.  She and Dr. Ira L. Goldknopf, the President and sole director of the Company, co-founded Advanced BioChem in 2000, and she served as in various executive positions, including Chief Executive Officer and Chairman of the Board, with that company through June 2004.   Ms. Park has been founder and CEO of Bronco Technology Inc., a contracting and consulting firm for bio-technology companies and institutions, including Bayer Services Technology, UTMD Anderson Cancer Center, Flow Genix, UT Health Science Center, Agennix, and Meta-Informatics, since 1994.  Ms. Park is also consulting on business management reorganization with other bio-technology companies in the greater Houston, Texas area.

On September 7, 2008, the Company entered into a Consulting Agreement (the “Agreement”) with Bronco Technology, Inc under which Ms. Park serves as interim CEO for the Company.  Under the terms of the Agreement, Ms. Park will be compensated on a monthly basis with $5,000 per month in cash and 100,000 shares of the Company’s restricted common stock.  Ms. Park will also receive commission payments based upon certain milestones of progress.

On or about November 18, 2008, Ms. Park received a convertible promissory note from the Company with an initial principal amount of $150,000, convertible into 5,000,000 shares of the Company’s common stock, and warrants to purchase an additional 5,000,000 shares of the Company’s common stock.  The note and warrants were issued to Ms. Park as compensation for services rendered by Ms. Park to the Company prior to her appointment as interim CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

By:	/s/ Ira L. Goldknopf
Ira L. Goldknopf
President and Interim Chairman

Date: December 17, 2008